UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, NioCorp Developments Ltd (“The Company”) held its 2017 Annual Meeting of Shareholders (“Annual Meeting”) at which the shareholders considered and approved the Company’s Long-Term Incentive Plan (the “2017 Plan”).

The 2017 Plan became effective upon such shareholder approval. Under the 2017 Plan, the Board may in its discretion from time to time grant stock options, share units (in the form of restricted share units (“RSUs”) and performance share units (“PSUs”)) and dividend equivalents to directors, employees and certain other service providers (as further described in the 2017 Plan) of the Company and affiliated entities selected by the Board. Subject to adjustment as provided in the 2017 Plan, the aggregate number of common shares of the Company (“Common Shares”) that may be reserved for issuance to participants under the 2017 Plan, together with all other security based compensation arrangements of the Company, including with respect to stock options outstanding under the Company’s 2016 Incentive Stock Option Plan, may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. Further, the aggregate number of Common Shares reserved for issuance to any one participant under the 2017 Plan, together with all other security based compensation arrangements of the Company, must not exceed 5% of the aggregate issued and outstanding Common Shares (on a non-diluted basis). The maximum number of Common Shares (1) issued to insiders (for purposes of the Toronto Stock Exchange Company Manual) within any one-year period and (2) issuable to insiders at any time, under the 2017 Plan, or when combined with the Company’s other security based compensation arrangements, will not exceed 10% of the number of the aggregate issued and outstanding Common Shares.

Under the 2017 Plan, stock options and share units granted to non-employee directors, together with all other equity awards granted to non-employee directors under any other security based compensation arrangement, are limited to an annual equity award value of C$150,000 per non-employee director. The total value of stock options issuable to a non-employee director in a one-year period is limited to C$100,000. Further, and subject to the adjustment provisions of the 2017 Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of stock options intended to qualify as “incentive stock options” under Section 422 of the United States Internal Revenue Code will not exceed 20,451,895 Common Shares.

The Board will generally be able to amend the 2017 Plan, subject to shareholder approval in certain circumstances as further described in the 2017 Plan.

The foregoing description of the 2017 Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the 2017 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on November 9, 2017. As of the record date for the Annual Meeting, there were 204,518,956 common shares issued and outstanding and entitled to vote, of which 67,591,080 common shares were present by proxy or in person at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal One – To Set The Number of Directors For The Ensuing Year At Six.

For:	29,349,671 shares

Against:	47,050 shares

Abstain:	179,905 shares

Broker non-votes: 0

Proposal Two – Election of Directors.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes

Mark A. Smith	29,300,806	275,820	0
Joseph A. Carrabba	29,444,828	131,798	0
David C. Beling	29,444,628	131,998	0
Michael Morris	29,444,128	132,498	0
Anna Castner-Wightman	29,440,928	135,698	0
Nilsa Guerrero-Mahon	29,431,141	145,485	0

Proposal Three – Appointment and Compensation of Auditors.

For:	67,351,399 shares

Withhold:	239,681 shares

Broker non-votes: 0

Proposal Four – Approval of the 2017 Plan

For:	28,569,647 shares

Against:	777,406 shares

Withhold:	229,573 shares

Broker non-votes: 0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	NioCorp Developments Ltd. Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: November 13, 2017	By:	/s/ Neal Shah
Neal Shah Chief Financial Officer